Press Release

Contact:
Denise Cason, Director
UDF Investor Relations                                                                                                                                                 United Development Funding
800-859-9338                                                                                                                                                                  1301 Municipal Way
DCason@umth.com                                                                                                                                                                        Suite 100
www.udfonline.com                                                                                                                                                      Grapevine, TX 76051

           For Immediate Release

UNITED DEVELOPMENT FUNDING IV

ANNOUNCES SPECIAL DISTRIBUTIONS

Board of Trustees approves two special distributions
in addition to its declared monthly distributions to shareholders.

Grapevine, TX – PRNewswire – September 9, 2010 –
On September 8, 2010, the Board of Trustees of United Development Funding IV (“UDF IV” or “the Trust”) approved two special distributions to its shareholders of record as of September 15, 2010 and December 15, 2010, respectively, exclusive of and in addition to UDF IV’s regular monthly distributions, which are currently made at an annualized distribution rate of 8.0% assuming a purchase price of $20.00 per share.

The first special distribution will be $0.05 per share paid pro rata over all common shares of beneficial interest outstanding as of September 15, 2010, which is equal to an annualized distribution rate of 0.25% assuming a purchase price of $20.00 per share.

The amount of the second special distribution will be determined by the officers of UDF IV, but will be no more than $0.20 per share and no less than $0.10 per share. This second special distribution will be equal to an annualized distribution rate of between 0.50% and 1.0% per share paid pro rata over all common shares of beneficial interest outstanding as of December 15, 2010.

The two special distributions will be paid in October 2010 and January 2011, respectively.

UDF IV is organized as a Maryland real estate investment trust that intends to qualify as a real estate investment trust under federal income tax laws. UDF IV is seeking to raise up to $700 million in equity and was formed to generate current interest income by investing and producing profits in secured loan investments in affordable single-family residential real estate.

UDF IV’s common shares of beneficial interest are offered through its dealer manager, Realty Capital Securities, LLC, a FINRA member firm.

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This release contains forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) relating to the business and financial outlook of United Development Funding IV that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of United Development Funding IV, as well as the risk factors detailed from time to time in the periodic reports of United Development Funding IV, as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and United Development Funding IV undertakes no obligation to update any such statements that may become untrue because of subsequent events.

THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN. OFFERINGS ARE MADE ONLY BY MEANS OF A PROSPECTUS.